Exhibit 99.1

CenturyLink announces conclusion of Special Committee investigation

MONROE, La. – Dec. 7, 2017 – CenturyLink, Inc. (the “Company”) today announced that a Special Committee of independent board members has reported the findings of its previously announced review of the Company’s policies, procedures and practices relating to consumer sales, service and billing. The Company’s outside directors promptly and voluntarily formed the Special Committee after a former employee alleged that the Company engaged in sales-related misconduct, including charging customers for services they did not order—a practice known as “cramming.” Over the past six months, the Special Committee, together with independent counsel from O’Melveny & Myers LLP and forensic data analysts, collected and searched more than 9.7 million documents as well as 4.3 terabytes of billing data consisting of over 32 billion billing records; they also interviewed more than 200 current and former Company employees.

The Company’s management cooperated fully with the Special Committee during this review.

The Special Committee’s key findings:

•	The investigation did not reveal evidence to conclude that any member of the Company’s management team engaged in fraud or wrongdoing.

•	Company management did not condone or encourage cramming, and the evidence did not show that cramming was common at the Company. The Company maintains specific policies and procedures that prohibit and are designed to prevent and deter cramming. When instances of cramming were found to have occurred, the Company took reasonable actions to discipline employees. However, the Company’s investment in consumer sales monitoring was not sufficiently effective in proactively detecting and quantifying potential cramming.

•	Some of the Company’s products, pricing and promotions were complex and caused confusion, and the resulting bills sometimes failed to meet customer expectations. Additionally, limitations in the Company’s ordering and billing software made it difficult to provide customers with estimates of their bills and confirmation of service letters that reflected all discounts, prorated charges, taxes and fees.

•	Systems and human errors led to certain customers not receiving an offered point-of-sale discount. The Company did not fully address this issue in a timely manner for some customers.

In commenting on the Special Committee’s investigation, CenturyLink CEO Glen Post stated, “The Company accepts the Special Committee’s findings and conclusions. The investigation confirmed my long-held belief that there was no fraud or wrongdoing at the Company and that cramming was neither widespread nor condoned. However, we know there have been times when we haven’t provided our customers the experience they deserve. We have identified a number of areas where we can improve the customer experience and have already made significant progress in addressing those areas.”

Mr. Post concluded, “We remain committed to maintaining an ethical business culture based on our Unifying Principles—fairness, honesty and integrity, commitment to excellence, positive attitude, respect, faith and perseverance. Those principles are at the core of who we are as a company and we want our customers to feel that in every interaction with us.”

About CenturyLink

CenturyLink (NYSE: CTL) is the second largest U.S. communications provider to global enterprise customers. With customers in more than 60 countries and an intense focus on the customer experience, CenturyLink strives to be the world’s best networking company by solving customers’ increased demand for reliable and secure connections. The company also serves as its customers’ trusted partner, helping them manage increased network and IT complexity and providing managed network and cyber security solutions that help protect their business.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: our ability to timely and effectively implement the changes discussed in this release; and other risks referenced from time to time in our filings with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason. Furthermore, we may change our intentions, strategies or plans discussed in our forward-looking statements without notice at any time and for any reason.

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Media Contact:

Mark Molzen

602-716-3389

mark.molzen@centurylink.com